UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 4, 2012

PRIMO WATER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34850	30-0278688
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

104 Cambridge Plaza Drive
Winston-Salem, NC  27104
(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:  336-331-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Offices; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 4, 2012, Matthew T. Sheehan was appointed Chief Operating Officer of Primo Water Corporation (“Company”).

Mr. Sheehan, age 38, was most recently with Coinstar, Inc. (NASDAQ: CSTR), where he served as Strategic Venture Advisor of Coinstar’s Redbox business from June 2011 to December 2011 and as Vice President, General Manager of the first automated retail venture at Redbox from 2008 until 2011.  Redbox was acquired by Coinstar in 2008.  Mr. Sheehan also served at Redbox as Vice President, Sales and Business Development from 2006 to 2008 and Director of Business Development from 2005 to 2006.  Mr. Sheehan received a Bachelor of Business Management and Communications degree from Bentley College in Waltham, Massachusetts and an MBA from the Smeal College of Business at Pennsylvania State University.

Mr. Sheehan will receive an annual base salary of $300,000.  In connection with his appointment, Mr. Sheehan will be awarded a grant of 100,000 stock options, which are scheduled to vest in three equal annual installments, but are subject to accelerated vesting in the case of a change of control or Mr. Sheehan’s termination other than for Cause (as defined in the Company’s standard option grant agreement).

A copy of the Company’s press release issued December 10, 2012 announcing Mr. Sheehan’s appointment is attached hereto as exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit No.	Exhibit Description

99.1	Press release dated December 10, 2012 (filed herewith)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMO WATER CORPORATION

Date: December 10, 2012	By:	/s/ Mark Castaneda
	Name:	Mark Castaneda
	Title:	Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, DC

EXHIBITS

CURRENT REPORT
ON
FORM 8-K

Date of Event Reported:	Commission File No:
December 4, 2012	001-34850

PRIMO WATER CORPORATION

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press release dated December 10, 2012 (filed herewith)